Exhibit 99.1
Castellum, Inc. Announces Proposed Public Offering of Common Stock
VIENNA, Va., Dec. 26, 2024 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (the “Company” or “Castellum”), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces that it intends to offer and sell shares of its common stock in a public offering. Castellum is offering all of the shares of common stock. The Company initially intends to use the net proceeds of the offering for working capital and general corporate purposes. Consummation of the offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or the actual size or terms of the offering.
Maxim Group LLC is acting as the sole placement agent for the offering on a reasonable best-efforts basis.
A shelf registration statement on Form S-3 (File No. 333-275840) relating to the securities being offered was previously filed with the U.S. Securities and Exchange Commission (the “SEC”). It became effective on December 12, 2023. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering are being filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the public offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, together with the information incorporated by reference therein, for more complete information about the Company and the proposed offering.
The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Castellum, Inc.:
Castellum, Inc. (NYSE-American: CTM) is a defense-oriented technology company that is executing strategic acquisitions in the cybersecurity, MBSE (Model-Based Systems Engineering), and information warfare areas - http://castellumus.com/.
Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Words such as “will,” “would,” “believe,” and “expects,” and similar language or phrasing are indicative of forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to close the described debt financing; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in Item 1A. “Risk Factors” section of the Company’s recently filed Form 10-Q, Item 1A. "Risk Factors” in the Company’s most recent Form 10-K, and other filings with the Securities and Exchange Commission which can be viewed at www.sec.gov. These risks and uncertainties, or not closing the described potential debt financing in this press release, could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.
Contact:
Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
Info@castellumus.com
A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/c3b66420-b91d-4261-ab86-812a817ffcb1